Exhibit 99.1

B. Riley Financial Reports Fourth Quarter and Full Year 2015 Financial Results

LOS ANGELES, CA – March 28, 2016 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Great American Capital Partners (GACP) closed its direct lending fund, GACP I, L.P., with total commitments of more than $150 million.

•	GACP and Wells Fargo Capital Finance provided a $63 million senior secured credit facility to Scrap Metal Services.

•	B. Riley & Co. acted as sole underwriter for Digital Turbine’s $13.7 million public offering.

•	Valuation and Appraisal business generated quarterly revenue of $8.1 million, up 14% from prior year’s quarter.

Fourth Quarter 2015 Financial Results

Total revenues for the fourth quarter of 2015 were $19.8 million compared to $19.8 million in the same year-ago period. Revenue mix included an increase in revenue from the company’s auction and liquidation segment and valuation and appraisal segment, offset by a decrease in revenue from the company’s capital markets segment.

•	Valuation and Appraisal Segment: Revenue increased 14% to $8.1 million from $7.2 million in the same year-ago period. The increase was primarily due to an increase in the number of appraisal projects the company completed in the quarter and an increase in the average fee per unit. Segment income increased 40% to $1.8 million from $1.3 million in the same year-ago period.

•	Auction and Liquidation Segment: Revenue increased 117% to $6.8 million from $3.1 million in the same year-ago period. The increase was primary due to an improvement in liquidation revenue from fee engagements as compared to the year-ago period, which included a loss accrual on a liquidation transaction where the company provided a guarantee of inventory recovery values. Segment income totaled $1.4 million compared to a loss of $5.4 million in the same year-ago period.

•	Capital Markets Segment: Revenue was $4.8 million compared to $9.5 million in the same year-ago period. The decrease was primarily attributable to a decline in investment banking activity, as well as trading losses in the firm’s account due to the disruption in the stock market during the quarter. Segment loss totaled $2.3 million compared to income of $2.3 million in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) for the fourth quarter of 2015 totaled a loss of $219,000, an improvement from a loss of $664,000 in the same year-ago period (see “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP term). The improvement was primarily attributable to an improvement in the operating results from the company’s auction and liquidation segment and valuation and appraisal segment as compared to the same year-ago period.

Net loss for the fourth quarter of 2015 totaled $1.0 million or $(0.06) per diluted share, an improvement from a net loss of $2.8 million or $(0.18) per diluted share in the same year-ago period.

At December 31, 2015, the company had $30.0 million of unrestricted cash and $24.8 million of net investments in securities. Total shareholder equity at December 31, 2015 was $109.3 million.

Full Year 2015 Financial Results

Total revenues for 2015 increased 46% to a record $112.5 million from $77.1 million in 2014. The improvement was primarily attributable to an increase in revenues from the company’s capital markets segment, including the operating results of B. Riley & Co., which was acquired in June 2014, as well as higher revenues from the company’s auction and liquidation segment. Total revenues of $112.5 million in 2015 represented an increase of 23% compared to proforma revenues of $91.7 million in 2014, which includes a full year of B. Riley & Co. results.

•	Valuation and Appraisal Segment: Revenue increased 1% to $31.1 million from $30.7 million in 2014. Segment income increased 21% to $8.3 million from $6.8 million in 2014.

•	Auction and Liquidation Segment: Revenue increased 71% to $46.2 million from $27.0 million in 2014. Segment income totaled $19.3 million, an improvement from a loss of $7.7 million in 2014.

•	Capital Markets Segment: Revenue increased 81% to $35.2 million from $19.4 million in 2014. On a proforma basis, revenues increased 4% to $35.2 million from proforma revenues of $34.0 million in 2014. Segment income totaled $4.4 million compared to $5.0 million in 2014.

Adjusted EBITDA for 2015 increased to a record $23.2 million, up from $2.8 million in 2014, or $6.1 million on a proforma basis in 2014. The increase was primarily due to improvements in the operating results of the company’s auction and liquidation segment and valuation and appraisal segment.

Net income for 2015 totaled $11.8 million or $0.73 per diluted share, an improvement from a net loss of $5.8 million or $(0.60) per diluted share in 2014. On a proforma basis, net loss for 2014 totaled $3.9 million or $(0.34) per diluted share, which includes a full year of B. Riley & Co. results.

Management Commentary

“Our fourth quarter results were impacted by the swift downturn in the capital markets which affected our investment banking activity and proprietary account”, said Bryant Riley, Chairman and CEO of B. Riley Financial. “Despite the difficult quarter, we are very pleased with our financial performance for the fiscal year 2015. In our first full year since the combination of B. Riley and Great American Group, we were able to generate record revenues and adjusted EBITDA. Our success enabled us to return $0.32 cents per share to shareholders in the form of dividends.  We will continue to balance the investment opportunities generated from our business units with returning a portion of our profits to shareholders. We believe that the recurring parts of our business remain strong and continue to provide us with a stable platform, positioning us well for the future opportunities.”

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Mr. Riley continued, “Furthermore, we are pleased with the strategic developments that we made in 2015 including the launch of Great American Capital Partners, the manager of our direct lending fund. We continue to look at new businesses that capture the opportunities of the combined platform. Along those lines, we recently launched our corporate restructuring practice with a team of well-respected industry professionals. We believe that our new corporate restructuring team will be a valuable resource to corporate clients as they look to assess their capital structure.”

Conference Call

B. Riley Financial will host an investor conference call today (March 28, 2016) at 4:30 p.m. Eastern time. The company’s chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Date: Monday, March 28, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-Free Number: 1-877-407-0789

International Number: 1-201-689-8562

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time through April 4, 2016.

Toll-Free Replay Number: 1-877-870-5176

International Replay Number: 1-858-384-5517

Replay ID: 13632890

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC, a leading provider of advisory and valuation services, asset disposition and auction solutions, and commercial lending services; B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, LLC, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

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Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance and future dividends, as well as statements regarding how management sees opportunities to grow and broaden the firm. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, the timing of completion of significant engagements, and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2015. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, proforma financial information and proforma adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings "Adjusted EBITDA and Proforma EBITDA Reconciliation" and “Proforma Financial Information.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

rily@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$30,012	$21,600
Restricted cash	51	7,657
Securities owned, at fair value	25,543	17,955
Accounts receivable, net	9,472	10,098
Due from related parties	409	—
Advances against customer contracts	5,013	16,303
Goods held for sale or auction	37	4,117
Prepaid expenses and other current assets	2,415	3,795
Total current assets	72,952	81,525
Property and equipment, net	592	776
Goodwill	34,528	27,557
Other intangible assets, net	4,768	2,799
Deferred income taxes	18,992	25,601
Other assets	588	732
Total assets	$132,420	$138,990
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$1,123	$1,093
Accrued payroll and related expenses	7,178	6,017
Accrued value added tax payable	1,785	11
Accrued expenses and other liabilities	6,478	5,112
Due to related parties	166	213
Auction and liquidation proceeds payable	—	665
Securities sold not yet purchased	713	746
Mandatorily redeemable noncontrolling interests	2,994	2,922
Asset based credit facility	—	18,506
Revolving credit facility	272	56
Notes payable	—	6,570
Contingent consideration- current portion	1,241	—
Total current liabilities	21,950	41,911
Contingent consideration, net of current portion	1,150	—
Total liabilities	23,100	41,911
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 16,448,119 and 15,968,607 issued and outstanding as of December 31, 2015 and 2014, respectively	2	2
Additional paid-in capital	116,799	110,598
Retained earnings (deficit)	(6,305)	(12,891)
Accumulated other comprehensive loss	(1,058)	(648)
Total B. Riley Financial, Inc. stockholders' equity	109,438	97,061
Noncontrolling interests	(118)	18
Total equity	109,320	97,079
Total liabilities and equity	$132,420	$138,990

The accompanying notes are an integral part of these consolidated financial statements.

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues:
Services and fees	$19,753	$19,256	$101,929	$67,257
Sale of goods	8	586	10,596	9,859
Total revenues	19,761	19,842	112,525	77,116
Operating expenses:
Direct cost of services	8,519	6,465	29,049	23,466
Cost of goods sold	1	3,269	3,072	14,080
Selling, general and administrative expenses	12,567	13,972	58,322	44,453
Restructuring charge	—	—	—	2,548
Total operating expenses	21,087	23,706	90,443	84,547
Operating income (loss)	(1,326)	(3,864)	22,082	(7,431)
Other income (expense):
Interest income	7	3	17	12
Interest expense	(99)	(132)	(834)	(1,262)
Income (loss) before income taxes	(1,418)	(3,993)	21,265	(8,681)
(Provision) benefit for income taxes	372	1,091	(7,688)	2,886
Net income (loss)	(1,046)	(2,902)	13,577	(5,795)
Net income (loss) attributable to noncontrolling interests	(42)	(80)	1,772	6
Net income (loss) attributable to B. Riley Financial, Inc.	$(1,004)	$(2,822)	$11,805	$(5,801)

Basic income (loss) per share	$(0.06)	$(0.18)	$0.73	$(0.60)
Diluted income (loss) per share	$(0.06)	$(0.18)	$0.73	$(0.60)

Weighted average basic shares outstanding	16,283,677	15,902,607	16,221,040	9,612,154
Weighted average diluted shares outstanding	16,283,677	15,902,607	16,265,915	9,612,154

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$13,577	$(5,795)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	848	646
Provision for doubtful accounts	718	532
Share based compensation	2,043	—
Impairment of goods held for sale or auction	33	4,675
Non-cash interest	163	—
Effect of foreign currency on operations	(375)	137
Loss on disposal of assets	7	91
Deferred income taxes	6,609	(2,984)
Income allocated to mandatorily redeemable noncontrolling interests	2,207	1,892
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	11,540	(15,195)
Lease finance receivable	—	107
Securities owned	(7,588)	(16,006)
Goods held for sale or auction	20	9,414
Prepaid expenses and other assets	(1,100)	(59)
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	4,289	(1,142)
Amounts due to (from) related parties	(622)	168
Securities sold not yet purchased	(33)	(176)
Auction and liquidation proceeds payable	(665)	665
Net cash provided by (used in) operating activities	31,671	(23,030)
Cash flows from investing activities:
Acquisition of MK Capital, net of cash acquired of $49	(2,451)	—
Cash acquired from acquisition of B. Riley & Co., Inc.	—	2,667
Purchases of property and equipment	(239)	(252)
Proceeds from sale of property and equipment and notes receivable - related party	4	1,200
Decrease (increase) in restricted cash	7,604	(7,282)
Net cash provided by (used in) investing activities	4,918	(3,667)
Cash flows from financing activities:
Proceeds from (repayments of) revolving line of credit	216	(277)
(Repayment of) proceeds from asset based credit facility	(18,506)	12,796
Proceeds from note payable - related party	4,500	—
Repayment of note payable - related party	(4,500)	—
Payment of employment taxes on vesting of restricted stock	(499)	—
Repayment of notes payable, long-term debt and capital lease obligations	—	(32,010)
Proceeds from issuance of common stock	—	51,233
Dividends paid	(5,219)	(479)
Distributions to noncontrolling interests	(4,042)	(1,794)
Net cash (used in) provided by financing activities	(28,050)	29,469
Effect of foreign currency on cash	(127)	(39)
Net increase in cash and cash equivalents	8,412	2,733
Cash and cash equivalents, beginning of year	21,600	18,867
Cash and cash equivalents, end of year	$30,012	$21,600

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Capital Markets reportable segment:
Revenues - Services and fees	$4,840	$9,545	$35,183	$19,420
Selling, general, and administrative expenses	(6,995)	(7,139)	(30,229)	(14,185)
Depreciation and amortization	(135)	(99)	(519)	(193)
Segment (loss) income	(2,290)	2,307	4,435	5,042
Auction and Liquidation reportable segment:
Revenues - Services and fees	6,772	2,539	35,633	17,166
Revenues - Sale of goods	8	586	10,596	9,859
Total revenues	6,780	3,125	46,229	27,025
Direct cost of services	(4,847)	(4,011)	(15,489)	(10,719)
Cost of goods sold	(1)	(3,269)	(3,072)	(14,080)
Selling, general, and administrative expenses	(445)	(1,189)	(8,170)	(8,481)
Restructuring charge	-	-	-	(1,339)
Depreciation and amortization	(44)	(15)	(191)	(107)
Segment income (loss)	1,443	(5,359)	19,307	(7,701)
Valuation and Appraisal reportable segment:
Revenues - Services and fees	8,141	7,172	31,113	30,671
Direct cost of services	(3,672)	(2,454)	(13,560)	(12,747)
Selling, general, and administrative expenses	(2,667)	(3,417)	(9,101)	(10,721)
Restructuring charge	-	-	-	(203)
Depreciation and amortization	(33)	(35)	(137)	(151)
Segment income	1,769	1,266	8,315	6,849
Consolidated operating income (loss) from reportable segments	922	(1,786)	32,057	4,190
Corporate and other expenses (includes restructuring charge of $1,006 in each of the three months and year ended December 31, 2014)	(2,248)	(2,078)	(9,975)	(11,621)
Interest income	7	3	17	12
Interest expense	(99)	(132)	(834)	(1,262)

Income (loss) before income taxes	(1,418)	(3,993)	21,265	(8,681)
(Provision) benefit for income taxes	372	1,091	(7,688)	2,886

Net income (loss)	(1,046)	(2,902)	13,577	(5,795)
Net income attributable to noncontrolling interests	(42)	(80)	1,772	6

Net income (loss) attributable to B. Riley Financial, Inc.	$(1,004)	$(2,822)	$11,805	$(5,801)

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND PROFORMA ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:

Net (loss) income as reported	$(1,004)	$(2,822)	$11,805	$(5,801)

Adjustments:
(Benefit) provision for income taxes	(372)	(1,091)	7,688	(2,886)
Interest expense	99	132	834	1,262
Interest income	(7)	(3)	(17)	(12)
Depreciation and amortization	214	195	848	646
Share based payments	851	—	2,043	—
Transaction costs related to B. Riley & Co., Inc. acquisition	—	—	—	995
Restructuring charge				2,548
Loss in United Kingdom from restructuring in the quarter ended September 30, 2014	—	—	—	465
Impairment charge for goods held for sale or auction, severance costs and expense for fair value adjustment for mandatorily redeemable noncontrolling interests	—	2,925	—	5,589

Total EBITDA adjustments	785	2,158	11,396	8,607

Adjusted EBITDA	$(219)	$(664)	$23,201	$2,806

Proforma Adjusted EBITDA for B. Riley & Co., Inc. operations and new employment agreements	—	—	—	3,260

Proforma Adjusted EBITDA	$(219)	$(664)	$23,201	$6,066

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PROFORMA FINANCIAL INFORMATION

(Unaudited)

(Dollars in thousands, except share data)

Year Ended December 31,
2014
Proforma
Proforma Revenues By Segment:
Capital markets reportable segment	$33,960
Auction and Liquidation reportable segment	27,025
Valuation and Appraisal reportable segment	30,671

Total Proforma Revenue	$91,656

Proforma net loss	$(3,938)

Basic loss per share	$(0.34)
Diluted loss per share	$(0.34)

Weighted average basic shares outstanding	11,533,178
Weighted average diluted shares outstanding	11,533,178

Note: The unaudited proforma financial information in the table above summarizes the combined results of operations of the company and B. Riley and Co., LLC and the related impact of the new employment agreements with Bryant Riley, Andrew Gumaer and Harvey Yellen that became effective upon the acquisition of B. Riley and Co., LLC, as though they had occurred as of January 1, 2014. The proforma financial information presented includes the effects of adjustments related to the amortization charges from the acquired intangible assets. The proforma financial information as presented above is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the earlier period presented, nor does it intend to be a projection of future results.

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